                                                                  EXHIBIT 99.m20

                     AMENDMENT NO. 1 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                     B CLASS

     THIS  AMENDMENT NO. 1 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES PLAN is made as of the 27th day of February,  2004 by each of the above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the  Issuers  are parties to a certain  Master  Distribution  and
Individual Shareholder Services Plan dated September 3, 2002 (the "Plan"); and

     WHEREAS,  American  Century  Mutual  Funds,  Inc.  has added a new  series,
Capital Growth Fund (the "Fund"),  for which the Fund's Board has established an
B class of shares; and

     WHEREAS, American Century Government Income Trust ("ACGIT") desires to be a party to the Plan; and

     WHEREAS,  American  Century  Municipal  Trust has established an B class of shares for the Arizona  Municipal Bond Fund and the Florida  Municipal Bond Fund
(the "ACMT Funds"); and

     WHEREAS,  the parties  desire to amend the Plan to adopt the Plan on behalf of the Fund and ACMT Funds.

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

                                       1

     1. American Century Mutual Funds,  Inc. hereby adopts the Plan on behalf of the Fund, in accordance  with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

     2. American Century Municipal Trust hereby adopts the Plan on behalf of the
ACMT Funds,  in  accordance  with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

     3. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     4. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 1.

     5. In the event of a conflict between the terms of this Amendment No. 1 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 1 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Plan.

     6. This Amendment No. 1 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 1 as of the date first above written.

                               AMERICAN CENTURY CALIFORNIA TAX-FREE
                                  AND MUNICIPAL FUNDS
                               AMERICAN CENTURY INVESTMENT TRUST
                               AMERICAN CENTURY MUNICIPAL TRUST
                               AMERICAN CENTURY MUTUAL FUNDS, INC.
                               AMERICAN CENTURY WORLD MUTUAL
                                  FUNDS, INC.
                               AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                               BY: /s/ Charles A. Etherington
                                   -------------------------------------------
                                   Charles A. Etherington
                                   Vice President of each of the Issuers

                                       2

                                   SCHEDULE A

                         Series Offering B Class Shares

Series                                                  Date Plan Effective
------                                                  -------------------

American Century California Tax-Free And
Municipal Funds
California High-Yield Municipal Fund                    September 3, 2002

American Century Investment Trust
>>       Prime Money Market Fund                        September 3, 2002
>>       Diversified Bond Fund                          September 3, 2002
>>       High-Yield Fund                                September 3, 2002

American Century Municipal Trust
High-Yield Municipal Fund                               September 3, 2002
>>        Arizona Municipal Bond Fund                   February 27, 2004
>>       Florida Municipal Bond Fund                    February 27, 2004

American Century Mutual Funds, Inc.
>>       Select Fund                                    September 3, 2002
>>       New Opportunities II Fund                      September 3, 2002
>>       Large Company Growth Fund                      September 3, 2002
>>       Capital Growth Fund                            February 27, 2004

American Century World Mutual Funds, Inc.
>>       International Growth Fund                      September 3, 2002

American Century Capital Portfolios, Inc.
>>       Large Company Value Fund                       September 3, 2002
>>       Value Fund                                     September 3, 2002

By:    /s/ Charles A. Etherington
      ---------------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  February 27, 2004